Exhibit 99.1

Heritage Commerce Corp Earns Record $13.7 Million for the Third Quarter of 2021, and $33.7 Million for the First Nine Months of 2021

San Jose, CA — October 28, 2021 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced third quarter 2021 net income of $13.7 million, or $0.23 per average diluted common share, compared to $11.2 million, or $0.19 per average diluted common share, for the third quarter of 2020, and $8.8 million, or $0.15 per average diluted common share, for the second quarter of 2021. For the nine months ended September 30, 2021, net income was $33.7 million, or $0.56 per average diluted common share, compared to $23.7 million, or $0.39 per average diluted common share, for the nine months ended September 30, 2020. Earnings for the first nine months of 2021 included a $4.0 million reserve for litigation as noninterest expense during the second quarter of 2021. Earnings for the first nine months of 2020 were impacted by the effect of a $14.6 million pre-tax related provision for potential credit losses on loans, incorporating the forecasted effects on economic activity from the Coronavirus pandemic, and $2.5 million of pre-tax merger-related costs. All results are unaudited.

“We generated record earnings for the third quarter of 2021, propelled by higher net interest income, solid loan growth notably in commercial and industrial (“C&I”) and commercial real estate (“CRE”), ongoing strong core deposit growth and an acceleration of Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loan fee income as a result of PPP loan forgiveness,” said Walter Kaczmarek, President and Chief Executive Officer. “Core loans, excluding PPP loans and purchased residential mortgage loans, increased by $170.9 million, or 7%, from a year ago, and increased by $121.9 million, or 5%, from the second quarter of 2021. Total deposits increased $836.0 million, or 21%, to $4.73 billion at September 30, 2021, compared to $3.89 billion at September 30, 2020, and increased $381.9 million, or 9%, from $4.34 billion at June 30, 2021. Total deposits at September 30, 2021 included $336.0 million of temporary deposits from one customer (these deposits are anticipated to leave by the end of the fourth quarter of 2021).” Excluding the $336.0 million in temporary deposits, total deposits increased $500.0 million, or 13%, from a year ago, and increased $45.9 million from the second quarter of 2021.

“As a result of our continued solid operating performance, and steadily improving economic conditions, credit metrics improved substantially during the third quarter of 2021 with nonperforming assets (“NPAs”) declining 54% from the year ago quarter and 23% from the immediate prior quarter,” said Mr. Kaczmarek. “We had a $514,000 negative provision for credit losses on loans during the third quarter of 2021 with net recoveries of $238,000, compared to a provision for credit losses on loans of $197,000 and net charge-offs of $219,000 for the third quarter a year ago. In the second quarter of 2021, we had a $493,000 negative provision for credit losses on loans and booked net recoveries of $153,000.” The allowance for credit losses on loans (“ACLL”) to total loans was strong at 1.54%, and the ACLL to total nonperforming loans was 922.88%, at September 30, 2021.

“With our solid capital ratios and strong balance sheet, we remain well positioned to benefit from improving economic conditions and continue to implement our growth strategy which calls for the profitable deployment of our excess liquidity into new loans and investment securities. During the third quarter of 2021, our excess liquidity was primarily deployed into new C&I and CRE loans and overnight funds,” said Mr. Kaczmarek. “We were pleased and encouraged by the results delivered by the Company this quarter and once again, I would like to offer sincere thanks to all of our dedicated employees for their commitment and effort in supporting our clients, communities and shareholders.”

Third Quarter Ended September 30, 2021

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended September 30, 2021, compared to September 30, 2020, and June 30, 2021, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.23 for the third quarter of 2021, compared to $0.19 for the third quarter of 2020, and $0.15 for the second quarter of 2021. Diluted earnings per share were $0.56 for the first nine months of 2021, compared to $0.39 for the first nine months of 2020.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(unaudited)	2021	2021	2020	2021	2020
Return on average tangible assets	1.10%	0.73%	1.02%	0.94%	0.76%
Return on average tangible equity	13.49%	8.84%	11.41%	11.29%	8.12%

♦	Net interest income, before provision for credit losses on loans, increased 12% to $38.2 million for the third quarter of 2021, compared to $34.2 million for the third quarter of 2020, and increased 9% from $34.9 million for the second quarter of 2021, primarily due to higher interest and fees on PPP loans and prepayment fees, and an increase in the accretion of the loan purchase discount into interest income from acquired loans.

●	For the first nine months of 2021, net interest income, before provision for credit losses on loans, increased to $108.0 million, compared to $107.7 million for the first nine months of 2020, primarily due to higher interest and fees on PPP loans and prepayment fees, and an increase in the accretion of the loan purchase discount into interest income from acquired loans, partially offset by decreases in the prime rate and decreases in yields on investment securities and overnight funds.

●	The fully tax equivalent (“FTE”) net interest margin contracted 6 basis points to 3.18% for the third quarter of 2021, from 3.24% for the third quarter of 2020, primarily due to declines in the average yields on investment securities and overnight funds, partially offset by an increase in the average yield on loans supported by higher loan prepayment fees and fees on PPP loans, an increase in the accretion of the loan purchase discount into interest income from acquired loans, and a decline in the cost of interest-bearing liabilities. The FTE net interest margin expanded 18 basis points for the third quarter of 2021 from 3.00% for the second quarter of 2021, primarily due to an increase in the average yield on loans resulting primarily from the accretion of the loan purchase discount into interest income from acquired loans, higher fees on PPP loans and higher prepayment fees.

●	For the first nine months of 2021, the FTE net interest margin contracted 49 basis points to 3.13%, compared to 3.62% for the first nine months of 2020, primarily due to declines in the average yields on loans, investment securities, and overnight funds, partially offset by an increase in the accretion of the loan purchase discount into interest income from acquired loans and higher interest and fee income from PPP loans and prepayment fees.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio increased to 5.18% for the third quarter of 2021, compared to 4.86% for the third quarter of 2020, primarily due to higher fees on PPP loans and prepayment fees, and an increase in the accretion of the loan purchase discount into interest income from acquired loans, partially offset by a decline in the core bank and asset-based lending average yield.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2021			September 30, 2020
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,361,442	$26,062	4.38%	$2,266,227	$26,354	4.63%
Prepayment fees	—	1,282	0.22%	—	154	0.03%
SBA PPP loans	218,098	548	1.00%	324,518	816	1.00%
PPP fees, net	—	2,508	4.56%	—	1,305	1.60%
Bay View Funding factored receivables	50,674	2,815	22.04%	40,300	2,431	24.00%
Purchased residential mortgages	141,073	1,019	2.87%	29,399	180	2.44%
Purchased CRE loans	9,177	91	3.93%	22,603	195	3.43%
Loan fair value mark / accretion	(8,923)	1,882	0.32%	(13,353)	1,200	0.21%
Total loans (includes loans held-for-sale)	$2,771,541	$36,207	5.18%	$2,669,694	$32,635	4.86%

●	The average yield on the total loan portfolio increased to 5.18% for the third quarter of 2021, compared to 4.80% for the second quarter of 2021, primarily due to higher fees on PPP loans and prepayment fees, and an increase in the accretion of the loan purchase discount into interest income from acquired loans, partially offset by a decline in the core bank and asset-based lending average yield.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2021			June 30, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,361,442	$26,062	4.38%	$2,293,398	$25,500	4.46%
Prepayment fees	—	1,282	0.22%	—	504	0.09%
SBA PPP loans	218,098	548	1.00%	334,604	831	1.00%
PPP fees, net	—	2,508	4.56%	—	1,876	2.25%
Bay View Funding factored receivables	50,674	2,815	22.04%	48,993	2,772	22.69%
Purchased residential mortgages	141,073	1,019	2.87%	113,467	981	3.47%
Purchased CRE loans	9,177	91	3.93%	14,602	110	3.02%
Loan fair value mark / accretion	(8,923)	1,882	0.32%	(10,643)	865	0.15%
Total loans (includes loans held-for-sale)	$2,771,541	$36,207	5.18%	$2,794,421	$33,439	4.80%
●	The average yield on the total loan portfolio decreased to 5.07% for the nine months ended September 30, 2021, compared to 5.10% for the nine months ended September 30, 2020, primarily due to decreases in the prime rate on loans, and increases in the average balances of lower yielding PPP loans and purchased residential mortgages, partially offset by increases in interest and fees on PPP loans and prepayment fees, and in the accretion of the loan purchase discount into interest income from acquired loans.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2021			September 30, 2020
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,293,892	$76,629	4.47%	$2,351,369	$83,440	4.74%
Prepayment fees	—	2,303	0.13%	—	864	0.05%
SBA PPP loans	290,253	2,163	1.00%	186,497	1,398	1.00%
PPP fees, net	—	7,784	3.59%	—	1,942	1.39%
Bay View Funding factored receivables	49,263	8,237	22.36%	44,102	7,871	23.84%
Purchased residential mortgages	92,680	2,118	3.06%	31,224	607	2.60%
Purchased CRE loans	13,618	372	3.65%	25,152	655	3.48%
Loan fair value mark / accretion	(10,387)	3,876	0.23%	(14,672)	3,485	0.20%
Total loans (includes loans held-for-sale)	$2,729,319	$103,482	5.07%	$2,623,672	$100,262	5.10%

●	In aggregate, the original total net purchase discount on loans from the Focus Business Bank, Tri-Valley Bank, United American Bank, and Presidio Bank loan portfolios was $25.2 million. In aggregate, the remaining net purchase discount on total loans acquired was $8.3 million at September 30, 2021.

♦	The average cost of total deposits was 0.10% for the third quarter of 2021, compared to 0.16% for the third quarter of 2020 and 0.11% for the second quarter of 2021. The average cost of total deposits was 0.11% for the nine months ended September 30, 2021, compared to 0.18% for the nine months ended September 30, 2020.

♦	During the third quarter of 2021, there was a $514,000 negative provision for credit losses on loans, primarily due to recoveries on previously charged-off loans, compared to a $197,000 provision for credit losses on loans taken in the third quarter of 2020, and a $493,000 negative provision for credit losses on loans for the second quarter of 2021. There was a $2.5 million negative provision for credit losses on loans for the nine months ended September 30, 2021, compared to a $14.6 million provision for credit losses on loans for the nine months ended September 30, 2020.

●	The higher provision for credit losses on loans for the first nine months of 2020 was driven primarily by a significantly deteriorating economic outlook resulting from the Coronavirus pandemic. Ongoing impacts of the current expected credit losses (“CECL”) methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan portfolio composition, portfolio duration, and other factors.

♦	Total noninterest income was $2.4 million for the third quarter of 2021, compared to $2.6 million for the third quarter of 2020 and $2.2 million for the second quarter of 2021.

●	For the nine months ended September 30, 2021, total noninterest income decreased to $6.9 million, compared to $7.9 million for the nine months ended September 30, 2020, primarily as a result of lower service charges and fees on deposits during the first nine months of 2021, and a $791,000 gain on disposition of foreclosed assets, a $335,000 realized gain on warrants exercised, and a $270,000 gain on the sale of securities during the first nine months of 2020. These decreases were partially offset by a higher gain on sales of SBA loans and a $571,000 gain on proceeds for company owned life insurance during the first nine months of 2021.

♦	Total noninterest expense for the third quarter of 2021 increased to $21.8 million, compared to $21.2 million for the third quarter of 2020, primarily due to higher salaries and employee benefits and insurance expense during the third quarter of 2021. Noninterest expense for the third quarter of 2021 decreased from $25.8 million for the second quarter of 2021, primarily due to a $4.0 million reserve for a litigation matter that settled in the second quarter of 2021.

●	Noninterest expense for the nine months ended September 30, 2021 increased to $70.9 million, compared to $68.0 million for the nine months ended September 30, 2020, primarily due to a $4.0 million reserve for a litigation matter that settled in the second quarter of 2021, higher severance, professional fees, occupancy and equipment, and insurance expense, partially offset by higher merger-related costs during the first nine months of 2020.
●	The following table reflects pre-tax merger-related costs resulting from the merger with Presidio for the periods indicated:

	For the Quarter Ended			For the Nine Months Ended
MERGER-RELATED COSTS	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Salaries and employee benefits	$—	$—	$—	$—	$356
Other	(7)	(24)	17	27	2,144
Total merger-related costs	$(7)	$(24)	$17	$27	$2,500

●	Full time equivalent employees were 325 at September 30, 2021, and 342 at September 30, 2020, and 330 at June 30, 2021.

♦	The efficiency ratio improved to 53.78% for the third quarter of 2021, compared to 57.58% for the third quarter of 2020, and 69.58% for the second quarter of 2021. The efficiency ratio for the nine months ended September 30, 2021 was 61.67%, compared to 58.81% for the nine months ended September 30, 2020. Excluding the $4.0 million reserve for litigation, the efficiency ratio was 58.18% for the first nine months of 2021.

♦	Income tax expense was $5.6 million for the third quarter of 2021, compared to $4.2 million for the third quarter of 2020, and $3.0 million the second quarter of 2021. The effective tax rate for the third quarter of 2021 was 28.8%, compared to 27.3% for the third quarter of 2020, and 25.1% for the second quarter of 2021. Income tax expense for the nine months ended September 30, 2021 was $12.8 million, compared to $9.3 million for the nine months ended September 30, 2020. The effective tax rate for the nine months ended September 30, 2021 was 27.5%, compared to 28.3% for the nine months ended September 30, 2020.

♦	The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low-income housing limited partnerships (net of low-income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets increased 19% to $5.46 billion at September 30, 2021, compared to $4.61 billion at September 30, 2020, and increased 8% from $5.07 billion at June 30, 2021. Total deposits increased 21% to $4.73 billion at September 30, 2021, compared to $3.89 billion at September 30, 2020, and increased 9% from $4.34 billion at June 30, 2021. Total deposits at September 30, 2021 included $336.0 million of temporary deposits from one customer held in a money market account that were received late in the third quarter of 2021, resulting in higher overnight funds.

♦	Securities available-for-sale, at fair value, totaled $121.0 million at September 30, 2021, compared to $294.4 million at September 30, 2020, and $146.0 million at June 30, 2021. At September 30, 2021, the Company’s securities available-for-sale portfolio was comprised of $116.0 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities), and $5.0 million of U.S. Treasury securities. The pre-tax unrealized gain on securities available-for-sale at September 30, 2021 was $4.0 million, compared to a pre-tax unrealized gain on securities available-for-sale of $6.9 million at September 30, 2020, and a pre-tax unrealized gain on securities available-for-sale of $4.3 million at June 30, 2021. All other factors remaining the same, when market interest rates are decreasing, the Company will experience a higher unrealized gain (or a lower unrealized loss) on the securities portfolio.

♦	At September 30, 2021, securities held-to-maturity, at amortized cost, totaled $537.3 million, compared to $295.6 million at September 30, 2020, and $421.3 million at June 30, 2021. At September 30, 2021, the Company’s securities held-to-maturity portfolio was comprised of $480.3 million of agency mortgage-backed securities, and $57.0 million of tax-exempt municipal bonds. During the third quarter of 2021, the Company purchased $140.5 million of agency mortgage-backed securities (securities held-to-maturity), with a book yield of 1.43% and an average life of 5.50 years. During the first nine months of 2021, the Company purchased $322.5 million of agency mortgage-backed securities (securities held-to-maturity), with a book yield of 1.49% and an average life of 5.67 years.
♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	September 30, 2021		June 30, 2021		September 30, 2020
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$578,944	20%	$557,686	20%	$574,359	21%
Paycheck Protection Program Loans	164,506	6%	286,461	10%	323,550	12%
Real estate:
CRE - owner occupied	580,624	20%	583,091	21%	561,528	21%
CRE - non-owner occupied	829,022	29%	742,135	26%	713,563	27%
Land and construction	141,277	5%	129,426	4%	142,632	5%
Home equity	106,690	4%	107,873	4%	111,468	4%
Multifamily	205,952	7%	198,771	7%	169,791	6%
Residential mortgages	211,467	8%	205,904	7%	91,077	3%
Consumer and other	20,106	1%	21,519	1%	17,511	1%
Total Loans	2,838,588	100%	2,832,866	100%	2,705,479	100%
Deferred loan costs (fees), net	(5,729)	—	(8,070)	—	(8,463)	—
Loans, net of deferred costs and fees	$2,832,859	100%	$2,824,796	100%	$2,697,016	100%

●	Loans, excluding loans held-for-sale, increased $135.8 million, or 5%, to $2.83 billion at September 30, 2021, compared to $2.70 billion at September 30, 2020, and increased $8.0 million from $2.82 billion at June 30, 2021. Total loans at September 30, 2021 included $164.5 million of PPP loans, compared to $323.6 million at September 30, 2020 and $286.5 million at June 30, 2021. Total loans at September 30, 2021 included $211.5 million of residential mortgages, compared to $91.1 million at September 30, 2020 and $205.9 million at June 30, 2021.

●	In response to economic stimulus laws passed by Congress in 2020 and 2021, the Bank funded two rounds of PPP loans. At September 30, 2021, after accounting for loan payoffs and SBA loan forgiveness, “Round 1” PPP loans were $5.8 million and “Round 2” PPP loans were $158.7 million. In total, the Bank had $164.5 million in outstanding PPP loan balances at September 30, 2021. The following table shows interest income, fee income and deferred origination costs generated by the PPP loans, outstanding PPP loan balances and related deferred fees and costs for the periods indicated:

	At or For the Quarter Ended:			At or For the Nine Months Ended:
PPP LOANS	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Interest income	$548	$831	$816	$2,163	$1,398
Fee income, net	2,508	1,876	1,305	7,784	1,942
Total	$3,056	$2,707	$2,121	$9,947	$3,340

Deferred origination costs (contra expense)	$—	$41	$—	$807	$1,240

PPP loans outstanding at period end:
Round 1	$5,795	$91,849	$323,550	$5,795	$323,550
Round 2	158,711	194,612	—	158,711	—
Total	$164,506	$286,461	$323,550	$164,506	$323,550

Deferred fees outstanding at period end	$(4,831)	$(7,747)	$(8,966)	$(4,831)	$(8,966)
Deferred costs outstanding at period end	461	869	995	461	995
Total	$(4,370)	$(6,878)	$(7,971)	$(4,370)	$(7,971)

●	During the third quarter of 2021, the Company purchased a single family residential mortgage loan portfolio totaling $41.9 million, tied to homes all located in California, with average principal balances of $974,000, and a weighted average yield of approximately 2.92% (net of servicing fees). During the second quarter of 2021, the Company purchased two single family residential mortgage loan portfolios totaling $140.0 million, tied to homes all located in California, with average principal balances of $585,000, and a weighted average yield of approximately 3.37% (net of servicing fees).

●	C&I line usage relatively steady at 27% at September 30, 2021, compared to 28% at September 30, 2020, and 27% at June 30, 2021.

●	At September 30, 2021, 41% of the CRE loan portfolio was secured by owner-occupied real estate.

●	At September 30, 2021, approximately 42% of the Company’s loan portfolio consisted of floating interest rate loans.

♦	The following table summarizes the allowance for credit losses on loans for the periods indicated:

	For the Quarter Ended			For the Nine Months Ended
ALLOWANCE FOR CREDIT LOSSES ON LOANS	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Balance at beginning of period	$43,956	$44,296	$45,444	$44,400	$23,285
Charge-offs during the period	(65)	(105)	(598)	(433)	(1,736)
Recoveries during the period	303	258	379	2,232	722
Net recoveries (charge-offs) during the period	238	153	(219)	1,799	(1,014)
Impact of adopting Topic 326	—	—	—		8,570
Provision for (recapture of) credit losses on loans during the period	(514)	(493)	197	(2,519)	14,581
Balance at end of period	$43,680	$43,956	$45,422	$43,680	$45,422

Total loans, net of deferred fees	$2,832,859	$2,824,796	$2,697,016	$2,832,859	$2,697,016
Total nonperforming loans	$4,733	$6,180	$10,262	$4,733	$10,262
Allowance for credit losses on loans ("ACLL") to total loans	1.54%	1.56%	1.68%	1.54%	1.68%
ACLL to total nonperforming loans	922.88%	711.26%	442.62%	922.88%	442.62%

●	The ACLL was 1.54% of total loans at September 30, 2021 while the ACLL to total nonperforming loans was 922.88%. The ACLL was 1.68% of total loans and the ACLL to nonperforming loans was 442.62% at September 30, 2020. The ACLL was 1.56% of total loans and the ACLL to total nonperforming loans was 711.26% at June 30, 2021. The ACLL to total loans, excluding PPP loans, was 1.63% at September 30, 2021, 1.91% at September 30, 2020 and 1.73% at June 30, 2021.
●	The following table shows the drivers of change in ACLL under CECL for each of the first three quarters of 2021:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ACLL at December 31, 2020	$44,400
Net recoveries during the first quarter of 2021	1,408
Portfolio changes during the first quarter of 2021	313
Economic and qualitative factor changes during the first quarter of 2021	(1,825)
ACLL at March 31, 2021	44,296
Net recoveries during the second quarter of 2021	153
Portfolio changes during the second quarter of 2021	2,153
Economic and qualitative factor changes during the second quarter of 2021	(2,646)
ACLL at June 30, 2021	43,956
Net recoveries during the third quarter of 2021	238
Portfolio changes during the third quarter of 2021	2,485
Qualitative and quantitative changes during the third
quarter of 2021 including changes in economic forecasts	(2,999)
ACLL at September 30, 2021	$43,680

●	Net recoveries totaled $238,000 for the third quarter of 2021, compared to net charge-offs of $219,000 for the third quarter of 2020, and net recoveries of $153,000 for the second quarter of 2021.

●	The following is a breakout of NPAs at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	September 30, 2021		June 30, 2021		September 30, 2020
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
CRE loans	$2,260	48%	$2,923	47%	$4,328	42%
Commercial loans	1,330	28%	1,793	29%	2,908	28%
Restructured and loans over 90 days past due and still accruing	642	13%	889	14%	601	6%
Consumer and other loans	407	9%	407	7%	1,464	14%
Home equity loans	94	2%	168	3%	961	10%
Total nonperforming assets	$4,733	100%	$6,180	100%	$10,262	100%

●	NPAs totaled $4.7 million, or 0.09% of total assets, at September 30, 2021, compared to $10.3 million, or 0.22% of total assets, at September 30, 2020, $6.2 million, or 0.12% of total assets, at June 30, 2021.

●	There were no foreclosed assets on the balance sheet at September 30, 2021, September 30, 2020, or June 30, 2021.

●	Classified assets decreased to $31.9 million, or 0.58% of total assets, at September 30, 2021, compared to $33.0 million, or 0.72% of total assets, at September 30, 2020, and decreased from $32.4 million, or 0.64% of total assets, at June 30, 2021.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	September 30, 2021		June 30, 2021		September 30, 2020
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,804,965	38%	$1,840,516	42%	$1,698,027	44%
Demand, interest-bearing	1,141,944	24%	1,140,867	26%	926,041	24%
Savings and money market	1,600,754	34%	1,174,587	27%	1,108,252	28%
Time deposits — under $250	39,628	1%	42,118	1%	46,684	1%
Time deposits — $250 and over	103,046	2%	110,111	3%	92,276	2%
CDARS — interest-bearing demand,
money market and time deposits	36,044	1%	36,273	1%	19,121	1%
Total deposits	$4,726,381	100%	$4,344,472	100%	$3,890,401	100%

●	Total deposits increased $836.0 million, or 21%, to $4.73 billion at September 30, 2021, compared to $3.89 billion at September 30, 2020, and increased $381.9 million, or 9%, from $4.34 billion at June 30, 2021.

●	Deposits, excluding all time deposits and CDARS deposits, increased $815.3 million, or 22%, to $4.55 billion at September 30, 2021, compared to $3.73 billion at September 30, 2020, and increased $391.7 million, or 9%, compared to $4.16 billion at June 30, 2021.

●	Total deposits at September 30, 2021 included $336.0 million of temporary deposits of one customer held in a money market account. Excluding the $336.0 million temporary deposits, total deposits increased $500.0 million, or 13%, to $4.39 billion at September 30, 2021, compared to $3.89 billion at September 30, 2020, and increased $45.9 million from $4.34 billion at June 30, 2021. Deposits, excluding the $336.0 million in temporary deposits as well as all time deposits and CDARS deposits, increased $479.3 million, or 13%, to $4.21 billion at September 30, 2021, compared to $3.73 billion at September 30, 2020, and increased $55.7 million, compared to $4.16 billion at June 30, 2021.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at September 30, 2021, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	15.1%	14.5%	10.0%	10.5%
Tier 1 Capital	12.9%	13.5%	8.0%	8.5%
Common Equity Tier 1 Capital	12.9%	13.5%	6.5%	7.0%
Tier 1 Leverage	8.6%	9.0%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2021	2021	2020
Unrealized gain on securities available-for-sale	$2,434	$2,674	$4,495
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	234	243	271
Split dollar insurance contracts liability	(6,143)	(6,142)	(4,839)
Supplemental executive retirement plan liability	(8,409)	(8,506)	(6,662)
Unrealized gain on interest-only strip from SBA loans	178	199	351
Total accumulated other comprehensive loss	$(11,706)	$(11,532)	$(6,384)

♦	Tangible equity was $408.1 million at September 30, 2021, compared to $392.5 million at September 30, 2020, and $400.6 million at June 30, 2021. Tangible book value per share was $6.77 at September 30, 2021, compared to $6.55 at September 30, 2020, and $6.65 at June 30, 2021.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the following: (1) the effect of the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, on our customers, employees, businesses, liquidity, and financial results; (2) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (3) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (4) our ability to anticipate interest rate changes and manage interest rate risk; (5) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (6) volatility in credit and equity markets and its effect on the global economy; (7) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (8) our ability to achieve loan growth and attract deposits; (9) risks associated with concentrations in real estate related loans; (10) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (11) credit related impairment charges to our securities portfolio; (12) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (13) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (14) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (15) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (16) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (17) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (18) possible adjustment of the valuation of our deferred tax assets; (19) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (20) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (21) risks of loss of funding of Small Business Administration (“SBA”) or SBA loan programs, or changes in those programs; (22) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (23) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (24) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (25) costs and effects of legal and regulatory developments, including resolution of regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (26) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (27) availability of and competition for acquisition opportunities; (28) risks resulting from domestic terrorism; (29) risks resulting from social unrest and protests: (30) risks of natural disasters (including earthquakes) and other events beyond our control; (31) changes in governmental policy and regulation, the Federal Reserve Board's efforts to provide liquidity to the financial system and provide credit to private commercial and municipal borrowers, and other programs designed to address the effects of the COVID-19 pandemic; (32) the Bank's participation as a lender in the PPP and similar programs and its effect on the Bank's liquidity, financial results, businesses and customers, including the ability of customers to comply with requirements and otherwise perform with respect to loans obtained under such programs; (33) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
(in $000’s, unaudited)	2021	2021	2020	2021	2020	2021	2020	Change
Interest income	$39,907	$36,632	$36,252	9%	10%	$113,300	$114,326	(1)%
Interest expense	1,725	1,756	2,087	(2)%	(17)%	5,284	6,641	(20)%
Net interest income before provision
for credit losses on loans	38,182	34,876	34,165	9%	12%	108,016	107,685	0%
Provision for (recapture of) credit losses on loans	(514)	(493)	197	(4)%	(361)%	(2,519)	14,581	(117)%
Net interest income after provision
for credit losses on loans	38,696	35,369	33,968	9%	14%	110,535	93,104	19%
Noninterest income:
Gain on sales of SBA loans	594	83	400	616%	49%	1,227	467	163%
Service charges and fees on deposit accounts	584	659	632	(11)%	(8)%	1,844	2,251	(18)%
Increase in cash surrender value of
life insurance	470	458	464	3%	1%	1,384	1,380	0%
Servicing income	129	104	187	24%	(31)%	415	575	(28)%
Gain on proceeds from company owned life insurance	109	396	—	(72)%	N/A	571	—	N/A
Gain on the disposition of foreclosed assets	—	—	—	N/A	N/A	—	791	(100)%
Gain on sales of securities	—	—	—	N/A	N/A	—	270	(100)%
Other	522	469	912	11%	(43)%	1,437	2,132	(33)%
Total noninterest income	2,408	2,169	2,595	11%	(7)%	6,878	7,866	(13)%
Noninterest expense:
Salaries and employee benefits	12,461	12,572	11,967	(1)%	4%	38,991	38,470	1%
Occupancy and equipment	2,151	2,247	2,283	(4)%	(6)%	6,672	5,821	15%
Professional fees	1,211	1,771	1,352	(32)%	(10)%	4,701	3,942	19%
Other	6,008	9,185	5,566	(35)%	8%	20,486	19,721	4%
Total noninterest expense	21,831	25,775	21,168	(15)%	3%	70,850	67,954	4%
Income before income taxes	19,273	11,763	15,395	64%	25%	46,563	33,016	41%
Income tax expense	5,555	2,950	4,198	88%	32%	12,828	9,340	37%
Net income	$13,718	$8,813	$11,197	56%	23%	$33,735	$23,676	42%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.23	$0.15	$0.19	53%	21%	$0.56	$0.40	40%
Diluted earnings per share	$0.23	$0.15	$0.19	53%	21%	$0.56	$0.39	44%
Weighted average shares outstanding - basic	60,220,717	60,089,327	59,589,243	0%	1%	60,078,953	59,432,178	1%
Weighted average shares outstanding - diluted	60,760,189	60,730,141	60,141,412	0%	1%	60,635,304	60,143,763	1%
Common shares outstanding at period-end	60,266,316	60,202,766	59,914,987	0%	1%	60,266,316	59,914,987	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.39	$0.39	0%
Book value per share	$9.79	$9.69	$9.64	1%	2%	$9.79	$9.64	2%
Tangible book value per share	$6.77	$6.65	$6.55	2%	3%	$6.77	$6.55	3%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	9.29%	6.06%	7.73%	53%	20%	7.74%	5.49%	41%
Annualized return on average tangible equity	13.49%	8.84%	11.41%	53%	18%	11.29%	8.12%	39%
Annualized return on average assets	1.06%	0.70%	0.98%	51%	8%	0.90%	0.73%	23%
Annualized return on average tangible assets	1.10%	0.73%	1.02%	51%	8%	0.94%	0.76%	24%
Net interest margin (FTE)	3.18%	3.00%	3.24%	6%	(2)%	3.13%	3.62%	(14)%
Efficiency ratio	53.78%	69.58%	57.58%	(23)%	(7)%	61.67%	58.81%	5%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,139,239	$5,047,097	$4,562,412	2%	13%	$4,988,076	$4,344,067	15%
Average tangible assets	$4,956,738	$4,863,814	$4,376,533	2%	13%	$4,804,814	$4,157,370	16%
Average earning assets	$4,778,574	$4,678,084	$4,203,902	2%	14%	$4,626,853	$3,982,386	16%
Average loans held-for-sale	$4,810	$4,053	$5,169	19%	(7)%	$4,112	$3,689	11%
Average total loans	$2,766,731	$2,790,368	$2,664,525	(1)%	4%	$2,725,207	$2,619,983	4%
Average deposits	$4,396,315	$4,307,555	$3,846,652	2%	14%	$4,252,214	$3,632,556	17%
Average demand deposits - noninterest-bearing	$1,835,219	$1,808,638	$1,700,972	1%	8%	$1,786,035	$1,600,522	12%
Average interest-bearing deposits	$2,561,096	$2,498,917	$2,145,680	2%	19%	$2,466,179	$2,032,034	21%
Average interest-bearing liabilities	$2,601,002	$2,538,747	$2,185,439	2%	19%	$2,506,025	$2,071,813	21%
Average equity	$586,012	$583,009	$576,135	1%	2%	$582,751	$576,042	1%
Average tangible equity	$403,511	$399,726	$390,256	1%	3%	$399,489	$389,345	3%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2021	2021	2021	2020	2020
Interest income	$39,907	$36,632	$36,761	$36,145	$36,252
Interest expense	1,725	1,756	1,803	1,940	2,087
Net interest income before provision
for credit losses on loans	38,182	34,876	34,958	34,205	34,165
Provision for (recapture of) credit losses on loans	(514)	(493)	(1,512)	(1,348)	197
Net interest income after provision
for credit losses on loans	38,696	35,369	36,470	35,553	33,968
Noninterest income:
Gain on sales of SBA loans	594	83	550	372	400
Service charges and fees on deposit accounts	584	659	601	608	632
Increase in cash surrender value of
life insurance	470	458	456	465	464
Servicing income	129	104	182	98	187
Gain on proceeds from company owned life insurance	109	396	66	—	—
Gain on sales of securities	—	—	—	7	—
Other	522	469	446	506	912
Total noninterest income	2,408	2,169	2,301	2,056	2,595
Noninterest expense:
Salaries and employee benefits	12,461	12,572	13,958	12,457	11,967
Occupancy and equipment	2,151	2,247	2,274	2,197	2,283
Professional fees	1,211	1,771	1,719	1,396	1,352
Other	6,008	9,185	5,293	5,507	5,566
Total noninterest expense	21,831	25,775	23,244	21,557	21,168
Income before income taxes	19,273	11,763	15,527	16,052	15,395
Income tax expense	5,555	2,950	4,323	4,429	4,198
Net income	$13,718	$8,813	$11,204	$11,623	$11,197

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.23	$0.15	$0.19	$0.19	$0.19
Diluted earnings per share	$0.23	$0.15	$0.19	$0.19	$0.19
Weighted average shares outstanding - basic	60,220,717	60,089,327	59,926,816	59,616,951	59,589,243
Weighted average shares outstanding - diluted	60,760,189	60,730,141	60,404,213	60,247,296	60,141,412
Common shares outstanding at period-end	60,266,316	60,202,766	59,932,334	59,917,457	59,914,987
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$9.79	$9.69	$9.71	$9.64	$9.64
Tangible book value per share	$6.77	$6.65	$6.64	$6.57	$6.55

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	9.29%	6.06%	7.85%	7.99%	7.73%
Annualized return on average tangible equity	13.49%	8.84%	11.50%	11.75%	11.41%
Annualized return on average assets	1.06%	0.70%	0.95%	0.98%	0.98%
Annualized return on average tangible assets	1.10%	0.73%	0.99%	1.02%	1.02%
Net interest margin (FTE)	3.18%	3.00%	3.22%	3.15%	3.24%
Efficiency ratio	53.78%	69.58%	62.38%	59.45%	57.58%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,139,239	$5,047,097	$4,773,878	$4,703,154	$4,562,412
Average tangible assets	$4,956,738	$4,863,814	$4,589,861	$4,518,279	$4,376,533
Average earning assets	$4,778,574	$4,678,084	$4,419,963	$4,338,117	$4,203,902
Average loans held-for-sale	$4,810	$4,053	$3,458	$2,772	$5,169
Average total loans	$2,766,731	$2,790,368	$2,616,876	$2,652,019	$2,664,525
Average deposits	$4,396,315	$4,307,555	$4,048,953	$3,980,017	$3,846,652
Average demand deposits - noninterest-bearing	$1,835,219	$1,808,638	$1,712,903	$1,749,837	$1,700,972
Average interest-bearing deposits	$2,561,096	$2,498,917	$2,336,050	$2,230,180	$2,145,680
Average interest-bearing liabilities	$2,601,002	$2,538,747	$2,375,851	$2,269,960	$2,185,439
Average equity	$586,012	$583,009	$579,157	$578,560	$576,135
Average tangible equity	$403,511	$399,726	$395,140	$393,685	$390,256

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
ASSETS
Cash and due from banks	$33,013	$41,904	$33,353	(21)%	(1)%
Other investments and interest-bearing deposits
in other financial institutions	1,588,334	1,286,418	926,915	23%	71%
Securities available-for-sale, at fair value	121,000	145,955	294,438	(17)%	(59)%
Securities held-to-maturity, at amortized cost	537,285	421,286	295,609	28%	82%
Loans held-for-sale - SBA, including deferred costs	3,678	4,344	3,565	(15)%	3%
Loans:
Commercial	578,944	557,686	574,359	4%	1%
SBA PPP loans	164,506	286,461	323,550	(43)%	(49)%
Real estate:
CRE - owner occupied	580,624	583,091	561,528	0%	3%
CRE - non-owner occupied	829,022	742,135	713,563	12%	16%
Land and construction	141,277	129,426	142,632	9%	(1)%
Home equity	106,690	107,873	111,468	(1)%	(4)%
Multifamily	205,952	198,771	169,791	4%	21%
Residential mortgages	211,467	205,904	91,077	3%	132%
Consumer and other	20,106	21,519	17,511	(7)%	15%
Loans	2,838,588	2,832,866	2,705,479	0%	5%
Deferred loan fees, net	(5,729)	(8,070)	(8,463)	(29)%	(32)%
Total loans, net of deferred costs and fees	2,832,859	2,824,796	2,697,016	0%	5%
Allowance for credit losses on loans	(43,680)	(43,956)	(45,422)	(1)%	(4)%
Loans, net	2,789,179	2,780,840	2,651,594	0%	5%
Company-owned life insurance	77,509	77,393	77,059	0%	1%
Premises and equipment, net	9,821	10,040	10,412	(2)%	(6)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	14,423	15,177	17,628	(5)%	(18)%
Accrued interest receivable and other assets	121,129	121,887	128,581	(1)%	(6)%
Total assets	$5,463,002	$5,072,875	$4,606,785	8%	19%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,804,965	$1,840,516	$1,698,027	(2)%	6%
Demand, interest-bearing	1,141,944	1,140,867	926,041	0%	23%
Savings and money market	1,600,754	1,174,587	1,108,252	36%	44%
Time deposits-under $250	39,628	42,118	46,684	(6)%	(15)%
Time deposits-$250 and over	103,046	110,111	92,276	(6)%	12%
CDARS - money market and time deposits	36,044	36,273	19,121	(1)%	89%
Total deposits	4,726,381	4,344,472	3,890,401	9%	21%
Subordinated debt, net of issuance costs	39,878	39,832	39,693	0%	0%
Accrued interest payable and other liabilities	106,625	105,127	98,884	1%	8%
Total liabilities	4,872,884	4,489,431	4,028,978	9%	21%

Shareholders’ Equity:
Common stock	496,622	495,665	493,126	0%	1%
Retained earnings	105,202	99,311	91,065	6%	16%
Accumulated other comprehensive loss	(11,706)	(11,532)	(6,384)	(2)%	(83)%
Total shareholders' equity	590,118	583,444	577,807	1%	2%
Total liabilities and shareholders’ equity	$5,463,002	$5,072,875	$4,606,785	8%	19%

	End of Period:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2021	2021	2021	2020	2020
ASSETS
Cash and due from banks	$33,013	$41,904	$36,534	$30,598	$33,353
Other investments and interest-bearing deposits
in other financial institutions	1,588,334	1,286,418	1,406,520	1,100,475	926,915
Securities available-for-sale, at fair value	121,000	145,955	196,718	235,774	294,438
Securities held-to-maturity, at amortized cost	537,285	421,286	306,535	297,389	295,609
Loans held-for-sale - SBA, including deferred costs	3,678	4,344	2,834	1,699	3,565
Loans:
Commercial	578,944	557,686	559,698	555,707	574,359
SBA PPP loans	164,506	286,461	349,744	290,679	323,550
Real estate:
CRE - owner occupied	580,624	583,091	568,637	560,362	561,528
CRE - non-owner occupied	829,022	742,135	700,117	693,103	713,563
Land and construction	141,277	129,426	159,504	144,594	142,632
Home equity	106,690	107,873	104,303	111,885	111,468
Multifamily	205,952	198,771	168,917	166,425	169,791
Residential mortgages	211,467	205,904	82,181	85,116	91,077
Consumer and other	20,106	21,519	19,872	18,116	17,511
Loans	2,838,588	2,832,866	2,712,973	2,625,987	2,705,479
Deferred loan fees, net	(5,729)	(8,070)	(8,266)	(6,726)	(8,463)
Total loans, net of deferred fees	2,832,859	2,824,796	2,704,707	2,619,261	2,697,016
Allowance for credit losses on loans	(43,680)	(43,956)	(44,296)	(44,400)	(45,422)
Loans, net	2,789,179	2,780,840	2,660,411	2,574,861	2,651,594
Company-owned life insurance	77,509	77,393	77,421	77,523	77,059
Premises and equipment, net	9,821	10,040	10,220	10,459	10,412
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	14,423	15,177	15,931	16,664	17,628
Accrued interest receivable and other assets	121,129	121,887	120,635	121,041	128,581
Total assets	$5,463,002	$5,072,875	$5,001,390	$4,634,114	$4,606,785

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,804,965	$1,840,516	$1,813,962	$1,661,655	$1,698,027
Demand, interest-bearing	1,141,944	1,140,867	1,101,807	960,179	926,041
Savings and money market	1,600,754	1,174,587	1,189,566	1,119,968	1,108,252
Time deposits-under $250	39,628	42,118	42,596	45,027	46,684
Time deposits-$250 and over	103,046	110,111	102,508	103,746	92,276
CDARS - money market and time deposits	36,044	36,273	28,663	23,911	19,121
Total deposits	4,726,381	4,344,472	4,279,102	3,914,486	3,890,401
Subordinated debt, net of issuance costs	39,878	39,832	39,786	39,740	39,693
Accrued interest payable and other liabilities	106,625	105,127	100,839	101,999	98,884
Total liabilities	4,872,884	4,489,431	4,419,727	4,056,225	4,028,978

Shareholders’ Equity:
Common stock	496,622	495,665	494,617	493,707	493,126
Retained earnings	105,202	99,311	98,314	94,899	91,065
Accumulated other comprehensive loss	(11,706)	(11,532)	(11,268)	(10,717)	(6,384)
Total shareholders' equity	590,118	583,444	581,663	577,889	577,807
Total liabilities and shareholders’ equity	$5,463,002	$5,072,875	$5,001,390	$4,634,114	$4,606,785

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Nonaccrual loans - held-for-investment	$4,091	$5,291	$9,661	(23)%	(58)%
Restructured and loans over 90 days past due
and still accruing	642	889	601	(28)%	7%
Total nonperforming loans	4,733	6,180	10,262	(23)%	(54)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$4,733	$6,180	$10,262	(23)%	(54)%
Other restructured loans still accruing	$90	$93	$98	(3)%	(8)%
Net charge-offs (recoveries) during the quarter	$(238)	$(153)	$219	(56)%	(209)%
Provision for (recapture of) credit losses on loans during the quarter	$(514)	$(493)	$197	(4)%	(361)%
Allowance for credit losses on loans	$43,680	$43,956	$45,422	(1)%	(4)%
Classified assets	$31,937	$32,402	$33,024	(1)%	(3)%
Allowance for credit losses on loans to total loans	1.54%	1.56%	1.68%	(1)%	(8)%
Allowance for credit losses on loans to total nonperforming loans	922.88%	711.26%	442.62%	30%	109%
Nonperforming assets to total assets	0.09%	0.12%	0.22%	(25)%	(59)%
Nonperforming loans to total loans	0.17%	0.22%	0.38%	(23)%	(55)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	0%	0%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	0%	0%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$408,064	$400,636	$392,548	2%	4%
Shareholders’ equity / total assets	10.80%	11.50%	12.54%	(6)%	(14)%
Tangible common equity / tangible assets (2)	7.73%	8.19%	8.88%	(6)%	(13)%
Loan to deposit ratio	59.94%	65.02%	69.32%	(8)%	(14)%
Noninterest-bearing deposits / total deposits	38.19%	42.36%	43.65%	(10)%	(13)%
Total capital ratio	15.1%	15.6%	16.0%	(3)%	(6)%
Tier 1 capital ratio	12.9%	13.3%	13.5%	(3)%	(4)%
Common Equity Tier 1 capital ratio	12.9%	13.3%	13.5%	(3)%	(4)%
Tier 1 leverage ratio	8.6%	8.6%	9.3%	0%	(8)%
Heritage Bank of Commerce:
Total capital ratio	14.5%	15.0%	15.2%	(3)%	(5)%
Tier 1 capital ratio	13.5%	13.9%	14.1%	(3)%	(4)%
Common Equity Tier 1 capital ratio	13.5%	13.9%	14.1%	(3)%	(4)%
Tier 1 leverage ratio	9.0%	9.0%	9.7%	0%	(7)%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2021	2021	2021	2021	2020
Nonaccrual loans - held-for-investment	$4,091	$5,291	$5,542	$7,788	$9,661
Restructured and loans over 90 days past due
and still accruing	642	889	51	81	601
Total nonperforming loans	4,733	6,180	5,593	7,869	10,262
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$4,733	$6,180	$5,593	$7,869	$10,262
Other restructured loans still accruing	$90	$93	$152	$169	$98
Net charge-offs (recoveries) during the quarter	$(238)	$(153)	$(1,408)	$(326)	$219
Provision for (recapture of) credit losses on loans during the quarter	$(514)	$(493)	$(1,512)	$(1,348)	$197
Allowance for credit losses on loans	$43,680	$43,956	$44,296	$44,400	$45,422
Classified assets	$31,937	$32,402	$33,420	$34,028	$33,024
Allowance for credit losses on loans to total loans	1.54%	1.56%	1.64%	1.70%	1.68%
Allowance for credit losses on loans to total nonperforming loans	922.88%	711.26%	791.99%	564.24%	442.62%
Nonperforming assets to total assets	0.09%	0.12%	0.11%	0.17%	0.22%
Nonperforming loans to total loans	0.17%	0.22%	0.21%	0.30%	0.38%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	7%	7%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	7%	7%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$408,064	$400,636	$398,101	$393,594	$392,548
Shareholders’ equity / total assets	10.80%	11.50%	11.63%	12.47%	12.54%
Tangible common equity / tangible assets (2)	7.73%	8.19%	8.26%	8.85%	8.88%
Loan to deposit ratio	59.94%	65.02%	63.21%	66.91%	69.32%
Noninterest-bearing deposits / total deposits	38.19%	42.36%	42.39%	42.45%	43.65%
Total capital ratio	15.1%	15.6%	16.5%	16.5%	16.0%
Tier 1 capital ratio	12.9%	13.3%	14.0%	14.0%	13.5%
Common Equity Tier 1 capital ratio	12.9%	13.3%	14.0%	14.0%	13.5%
Tier 1 leverage ratio	8.6%	8.6%	9.1%	9.1%	9.3%
Heritage Bank of Commerce:
Total capital ratio	14.5%	15.0%	15.8%	15.8%	15.2%
Tier 1 capital ratio	13.5%	13.9%	14.7%	14.6%	14.1%
Common Equity Tier 1 capital ratio	13.5%	13.9%	14.7%	14.6%	14.1%
Tier 1 leverage ratio	9.0%	9.0%	9.5%	9.5%	9.7%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	September 30, 2021			September 30, 2020
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,771,541	$36,207	5.18%	$2,669,694	$32,635	4.86%
Securities - taxable	557,890	2,320	1.65%	550,423	2,481	1.79%
Securities - exempt from Federal tax (3)	58,679	485	3.28%	72,625	586	3.21%
Other investments and interest-bearing deposits
in other financial institutions	1,390,464	998	0.28%	911,160	673	0.29%
Total interest earning assets (3)	4,778,574	40,010	3.32%	4,203,902	36,375	3.44%
Cash and due from banks	37,963			36,505
Premises and equipment, net	9,962			9,884
Goodwill and other intangible assets	182,501			185,879
Other assets	130,239			126,242
Total assets	$5,139,239			$4,562,412

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,835,219			$1,700,972

Demand, interest-bearing	1,142,762	473	0.16%	934,892	506	0.22%
Savings and money market	1,234,109	513	0.16%	1,052,800	762	0.29%
Time deposits - under $100	14,721	7	0.19%	17,298	16	0.37%
Time deposits - $100 and over	132,247	147	0.44%	121,949	219	0.71%
CDARS - money market and time deposits	37,257	1	0.01%	18,741	1	0.02%
Total interest-bearing deposits	2,561,096	1,141	0.18%	2,145,680	1,504	0.28%
Total deposits	4,396,315	1,141	0.10%	3,846,652	1,504	0.16%

Subordinated debt, net of issuance costs	39,851	583	5.80%	39,663	583	5.85%
Short-term borrowings	55	1	7.21%	96	—	0.00%
Total interest-bearing liabilities	2,601,002	1,725	0.26%	2,185,439	2,087	0.38%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,436,221	1,725	0.15%	3,886,411	2,087	0.21%
Other liabilities	117,006			99,866
Total liabilities	4,553,227			3,986,277
Shareholders’ equity	586,012			576,135
Total liabilities and shareholders’ equity	$5,139,239			$4,562,412

Net interest income (3) / margin		38,285	3.18%		34,288	3.24%
Less tax equivalent adjustment (3)		(103)			(123)
Net interest income		$38,182			$34,165

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $2,809,000 for the third quarter of 2021 (of which $2,508,000 was from PPP loans), compared to $1,441,000 for the third quarter of 2020 (of which $1,305,000 was from PPP loans). Prepayment fees totaled $1,282,000 for the third quarter of 2021, compared to $154,000 for the third quarter of 2020.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2021			June 30, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,771,541	$36,207	5.18%	$2,794,421	$33,439	4.80%
Securities - taxable	557,890	2,320	1.65%	479,419	1,944	1.63%
Securities - exempt from Federal tax (3)	58,679	485	3.28%	62,257	511	3.29%
Other investments and interest-bearing deposits
in other financial institutions	1,390,464	998	0.28%	1,341,987	845	0.25%
Total interest earning assets (3)	4,778,574	40,010	3.32%	4,678,084	36,739	3.15%
Cash and due from banks	37,963			42,449
Premises and equipment, net	9,962			10,147
Goodwill and other intangible assets	182,501			183,283
Other assets	130,239			133,134
Total assets	$5,139,239			$5,047,097

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,835,219			$1,808,638

Demand, interest-bearing	1,142,762	473	0.16%	1,139,090	477	0.17%
Savings and money market	1,234,109	513	0.16%	1,179,321	528	0.18%
Time deposits - under $100	14,721	7	0.19%	15,335	8	0.21%
Time deposits - $100 and over	132,247	147	0.44%	133,935	164	0.49%
CDARS - money market and time deposits	37,257	1	0.01%	31,236	2	0.03%
Total interest-bearing deposits	2,561,096	1,141	0.18%	2,498,917	1,179	0.19%
Total deposits	4,396,315	1,141	0.10%	4,307,555	1,179	0.11%

Subordinated debt, net of issuance costs	39,851	583	5.80%	39,802	577	5.81%
Short-term borrowings	55	1	7.21%	28	—	0.00%
Total interest-bearing liabilities	2,601,002	1,725	0.26%	2,538,747	1,756	0.28%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,436,221	1,725	0.15%	4,347,385	1,756	0.16%
Other liabilities	117,006			116,703
Total liabilities	4,553,227			4,464,088
Shareholders’ equity	586,012			583,009
Total liabilities and shareholders’ equity	$5,139,239			$5,047,097

Net interest income (3) / margin		38,285	3.18%		34,983	3.00%
Less tax equivalent adjustment (3)		(103)			(107)
Net interest income		$38,182			$34,876

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $2,809,000 for the third quarter of 2021 (of which $2,508,000 was from PPP loans), compared to $2,192,000 for the second quarter of 2021 (of which $1,876,000 was from PPP loans). Prepayment fees totaled $504,000 for the second quarter of 2021, compared to $154,000 for the third quarter of 2020.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2021			September 30, 2020
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,729,319	$103,482	5.07%	$2,623,672	$100,262	5.10%
Securities - taxable	491,832	5,992	1.63%	610,590	9,584	2.10%
Securities - exempt from Federal tax (3)	62,454	1,538	3.29%	76,371	1,845	3.23%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	1,343,248	2,611	0.26%	671,753	3,022	0.60%
Total interest earning assets (3)	4,626,853	113,623	3.28%	3,982,386	114,713	3.85%
Cash and due from banks	40,401			39,575
Premises and equipment, net	10,158			9,198
Goodwill and other intangible assets	183,262			186,697
Other assets	127,402			126,211
Total assets	$4,988,076			$4,344,067

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,786,035			$1,600,522

Demand, interest-bearing	1,103,114	1,429	0.17%	875,501	1,573	0.24%
Savings and money market	1,184,108	1,613	0.18%	994,314	2,470	0.33%
Time deposits - under $100	15,315	24	0.21%	17,964	56	0.42%
Time deposits - $100 and over	132,347	482	0.49%	127,360	801	0.84%
CDARS - money market and time deposits	31,295	4	0.02%	16,894	4	0.03%
Total interest-bearing deposits	2,466,179	3,552	0.19%	2,032,034	4,904	0.32%
Total deposits	4,252,214	3,552	0.11%	3,632,556	4,904	0.18%

Subordinated debt, net of issuance costs	39,804	1,731	5.81%	39,617	1,737	5.86%
Short-term borrowings	42	1	3.18%	162	—	0.00%
Total interest-bearing liabilities	2,506,025	5,284	0.28%	2,071,813	6,641	0.43%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,292,060	5,284	0.16%	3,672,335	6,641	0.24%
Other liabilities	113,265			95,690
Total liabilities	4,405,325			3,768,025
Shareholders’ equity	582,751			576,042
Total liabilities and shareholders’ equity	$4,988,076			$4,344,067

Net interest income (3) / margin		108,339	3.13%		108,072	3.62%
Less tax equivalent adjustment (3)		(323)			(387)
Net interest income		$108,016			$107,685

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $8,690,000 for the first nine months of 2021 (of which $7,784,000 was from PPP loans), compared to $2,353,000 for the first nine months of 2020 (of which $1,942,000 was from PPP loans). Prepayment fees totaled $2,303,000 for the first nine months of 2021, compared to $864,000 for the first nine months of 2020.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.